Exhibit 4.5

PANOLAM HOLDINGS CO.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (“Agreement”) is made and entered into by and among Panolam Holdings Co., a Delaware corporation (“Company”), and the other signatories hereto who have committed, subject to certain conditions, to become holders of Qualified Registrable Securities (as defined herein) on the Effective Date whose names appear on the signature pages of this Agreement:

1.                          Certain Definitions. As used in this Agreement:

1.1                     The term “Affiliate” shall mean any person or entity directly or indirectly controlling, controlled by, or under common control with the Company.  As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by,” and “under common control with,” shall mean possession, directly or indirectly, of a majority of the outstanding voting securities of such person or entity.

1.2                     The term “Commission” shall mean the Securities and Exchange Commission and any successor agency.

1.3                     The term “Common Equity Securities” shall mean Common Shares, any option, warrant or right to subscribe for, acquire or purchase Common Shares (whether or not currently exercisable), and any security convertible into or exchangeable for Common Shares (whether or not currently convertible or exchangeable).

1.4                     The term “Common Shares” shall mean any shares in the share capital of any class of the Company that has no preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and is not subject to redemption by the Company, including shares of any voting or non-voting common stock of the Company.

1.5                     The term “Effective Date” shall mean the date of the closing of the transactions (collectively, the “Acquisition”) contemplated in the Agreement and Plan of Merger dated as of July 16, 2005, as amended, by and among GS Holdings Co., a Delaware corporation now known as Panolam Holdings II Co., Panolam Industries Holdings, Inc., a Delaware corporation and TC Group, L.L.C., a Delaware limited liability company (the “Purchase Agreement”).

1.6                     The term “Holder” shall mean (1) any party who is a signatory to this Agreement and, at the time of determination of whether such party is a “Holder,” holds Qualified Registrable Securities of record, and (2) any party who hereafter acquires Qualified Registrable Securities from a Holder and, at the time of determination of whether such party is a “Holder,” holds Qualified Registrable Securities of record and who is permitted to become, and has at such time become, a party to this Agreement under Section 11.1 of this Agreement.

1.7                     The term “Initial Public Offering” shall mean the first underwritten public offering of Common Shares pursuant to a registration statement filed under the Securities Act after the Effective Date; provided, however, that the term “Initial Public Offering” shall not include any registration statement (1) relating to any capital stock of the Company or options, warrants or other rights to acquire any such capital stock issued or granted or to be issued or granted primarily to directors, officers or employees of the Company, (2) relating to any employee benefit plan or interests therein, (3) filed pursuant to Rule 145 under the Securities Act or any successor or similar provision or (4) relating solely to any shares of preferred stock or debt securities of the Company.

1.8                     The term “Permitted Transferee” shall mean any person or entity to which Qualified Registrable Securities may be transferred pursuant to Section 4.3, Section 6 (other than Sections 6.2, 6.10 or 6.11), Section 9 or Section 10 of the Stockholders Agreement.

1.9                     The term “Qualified Registrable Securities” shall mean any Common Equity Securities of the Company. Any Holder of Qualified Registrable Securities will be deemed to be the Holder of any Common Shares issuable upon the exercise, conversion or exchange of such Qualified Registrable Securities, whether or not such exercise, conversion or exchange is then permitted by the terms of such Common Equity Securities or by applicable statutes, regulations or agreements. Any Qualified Registrable Securities shall cease to be Qualified Registrable Securities whenever (1) a registration statement with respect to such securities becomes effective under the Securities Act and such securities have been disposed of in accordance with such registration statement; (2) such securities have ceased to be outstanding; (3) such securities have been sold pursuant to Rule 144 or Rule 144A under the Securities Act or any successor or similar provisions; or (4) at the time of determination of whether such securities are Qualified Registrable Securities, such securities may be sold by the Holder thereof without registration under the Securities Act and free of contractual restrictions with the Company, including the provisions of Section 9.

1.10               The term “Qualified Registration” shall mean a registration statement of the Company under the Securities Act on a form that permits the sale of Common Equity Securities in the United States (other than a registration statement (1) on Form S-4 or S-8, or similar forms available to foreign private issuers, or any successor or similar forms, respectively, (2) in connection with the Initial Public Offering (unless the Company, in its sole discretion, consents to the secondary sale of shares in the Initial Public Offering), or before (but not in connection with) the Initial Public Offering, (3) pursuant to Section 3 in connection with a Demand Registration (as defined therein), (4) relating to any capital stock of the Company or options, warrants or other rights to acquire any such capital stock issued or granted or to be issued or granted primarily to directors, officers or employees of the Company, (5) filed pursuant to Rule 145 under the Securities Act or any successor or similar provision, (6) relating to any employee benefit plan or interests therein, or (7) relating to preferred stock or debt securities of the Company).

1.11               The term “Required Voting Percentage” shall mean, at any particular time, 66 2/3% of the Shares Subject to this Agreement determined as at such time. For so long as the Stockholders Agreement is in effect, the Voting Representative (as defined therein) for each Designated Holder Group (as defined therein) shall be exclusively authorized to act on behalf of and directed by each Holder included in such Designated Holder Group with respect to any matter requiring the consent, vote or approval of the Required Voting Percentage.

1.12               The term “Requisite Amount” shall mean (1) for the purposes of Section 3, an amount of Qualified Registrable Securities proposed to be registered under Section 3 pursuant to a Demand Registration (as defined herein) which are expected to have an aggregate offering price of at least $20 million, as determined in good faith by the Company in consultation with the Sponsor Holders making a Demand Request (as defined herein); and (2) for the purposes of Section 8, the aggregate amount of Qualified Registrable Securities and other securities of the Company which, in the good faith opinion of the Company, are expected to have an aggregate offering price of at least $20 million.

1.13               The term “Securities Act” shall mean the Securities Act of 1933, as amended.

1.14               The term “Shares Subject to this Agreement” shall mean the aggregate of all Qualified Registrable Securities on a fully-diluted basis held by the Holders.

1.15               The term “Sponsor Holders” shall mean Genstar Capital Partners IV, L.P., Stargen IV, L.P., Sterling Group Partners II, L.P., and Sterling Group Partners II (Parallel), L.P.

1.16               The term “Stockholders Agreement” shall mean that certain Panolam Holdings Co. Stockholders Agreement dated as of the Effective Date among the Company and the Holders and the other parties thereto, as amended from time to time in accordance with such agreement.

2.                          Piggyback Registrations.

2.1                     Right to Piggyback Registration. After the Initial Public Offering (or in the Initial Public Offering, if the Company, in its sole discretion, permits the secondary sale of shares of Qualified Registrable Securities in the Initial Public Offering), whenever the Company proposes to register any of its Common Equity Securities in a Qualified Registration other than a Demand Registration under Section 3, whether or not for sale for its own account, the Company shall give prompt written notice (the “Piggyback Notice”) to the Holders of Qualified Registrable Securities of its intention to effect such Qualified Registration. Upon written request of any Holder of Qualified Registrable Securities made within 20 days after delivery of any Piggyback Notice (which request shall specify the Qualified Registrable Securities requested to be included in such Qualified Registration by such Holder), the Company shall, subject to Sections 2.2 and 2.3, use its reasonable best efforts to include in such Qualified Registration all Qualified Registrable Securities that the Holders have so requested be included in such Qualified Registration, to permit the disposition by such Holders of such Qualified Registrable Securities; provided, however, that (1) if, at any time after giving the Piggyback Notice and before the effective date of the registration statement filed in connection with such Qualified Registration, the Company determines for any reason not to register such Common Equity Securities (other than the Qualified Registrable Securities requested to be included therein pursuant to this Section 2), the Company, at its election, may give written notice of such determination to all Holders of Qualified Registrable Securities requesting the inclusion of their Qualified Registrable Securities therein and, thereupon, shall be relieved of its obligation to register any Qualified Registrable Securities in connection with such registration (without prejudice, however, to the rights of the Holders under Section 3 or the future rights of the Holders under this Section 2); (2) if, at any time after giving the Piggyback Notice and before the effective date of the registration statement filed in connection with such Qualified Registration, the Company determines for any reason to delay such registration of the Common Equity Securities (other than the Qualified Registrable Securities requested to be included therein pursuant to this Section 2), the Company shall be permitted to delay the registration of such Qualified Registrable Securities for the same period as the delay in registering such other Common Equity Securities; and (3) the Company shall not be required to effect any registration pursuant to this Section 2.1 unless it shall have received reasonable assurances that the Holders of any Qualified Registrable Securities included therein will pay any expenses required to be paid by them as provided in Section 5. As used herein, the term “Piggyback Registration” shall mean any registration of Qualified Registrable Securities requested pursuant to this Section 2.1.

2.2                     Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten offering and the managing underwriter thereof advises the Company in writing that, in its opinion, the number of shares of Qualified Registrable Securities requested or proposed to be included in such Qualified Registration exceeds the number that can be sold in such offering without materially affecting the offering price of any such securities, the Company shall include in such Qualified Registration (1) first, to the extent that such securities of the Company may be included in such Qualified Registration without materially affecting the offering price thereof, in the opinion of such managing underwriter, if such registration is initiated by the Company proposing to register any of its Common Equity Securities, such Common Equity Securities proposed to be sold by the Company, (2) second, to the extent that such Qualified Registrable Securities may be included in such Qualified Registration without materially affecting the offering price of the securities referred to in clause (1), in the opinion of such managing underwriter, the Qualified Registrable Securities requested by the Holders to be included in such Piggyback Registration pursuant to Section 2.1 pro rata among such Holders on the basis of the total number of Qualified Registrable Securities, held by each such Holder and eligible to be included therein, and (3) third, to the extent that such securities may be included in such Qualified Registration without materially affecting the offering price of the securities referred to in clauses (1) and (2), in the opinion of such managing underwriter, any other securities of the Company held by persons other than the Holders having rights to participate in such Piggyback Registration, in accordance with agreements with respect to such registration rights between the Company and such persons.

2.3                     Selection of Underwriters. Except as otherwise provided in any registration rights agreement with respect to any other securities of the Company, if any Piggyback Registration is an underwritten offering, the Company shall have the sole right to select the managing underwriter or underwriters thereof.

3.                          Demand Registrations.

3.1                     Right to Demand Registration. After the Initial Public Offering, upon the written request (“Demand Request”) of one or more Sponsor Holder(s) who at the time owns Qualified Registrable Securities requesting the Company to effect the registration of any

Qualified Registrable Securities of such Sponsor Holder(s) under the Securities Act (which request shall state the intended method of disposition of such Qualified Registrable Securities by such Sponsor Holder(s)), and such Qualified Registrable Securities requested in the Demand Request to be included therein have, in the good faith opinion of the Company, an aggregate fair market value of at least $5 million, the Company shall promptly give the written notice required under Section 3.2, and thereupon, subject to this Section 3 and Section 4 and as expeditiously as reasonably practicable and in any event within 60 days of the date of the Demand Request (subject to Section 3.3), shall file a registration statement under the Securities Act relating to, and shall use its reasonable best efforts to effect, the registration (“Demand Registration”) under the Securities Act of (1) the Qualified Registrable Securities that the Company has been so requested to register by the Sponsor Holder(s), for disposition in accordance with the intended method of disposition stated in the Demand Request, and (2) all other Qualified Registrable Securities, the Holders of which have made a written request to the Company for registration thereof as provided in Section 3.2, in each case to permit the disposition by such Holders of such Qualified Registrable Securities.

3.2                    Obligations of Company after Demand Request. Upon the receipt of a Demand Request, the Company promptly shall give written notice of the proposed Demand Registration and the intended method of disposition stated in the Demand Request to all other Holders and all other persons having registration rights under other agreements with respect to the Demand Registration and, subject to the terms of this Section 3 and Section 4, shall include in such Demand Registration all Qualified Registrable Securities of the Holders with respect to which the Company has received written requests for inclusion therein (which requests, to be effective, shall contain a consent to the intended method of disposition included in the Demand Request) within 20 days after the delivery of such notice.

3.3                    Conditions to Company’s Obligations under Demand Registration. Notwithstanding the foregoing, the Company shall not be required to file a registration statement for a Demand Registration under any of the following circumstances:

3.3.1            (a) within 90 days after the effective date of a registration statement filed in connection with the Initial Public Offering (or up to 180 days if required by the underwriters), (b) within 45 days of after the effective date of a registration statement filed in connection with an underwritten public offering of securities of the Company other than the Initial Public Offering (or up to 90 days if required by the underwriters), or (c) within 45 days after the effective date of a registration statement filed in connection with a prior Demand Registration (or up to 90 days if required by the underwriters);

3.3.2            the Company promptly delivers written notice (“Delay Notice”) to the Sponsor Holders making the Demand Request that the Company:

(1)                       (a) had previously determined by resolution of the Company’s Board of Directors to file a registration statement for an underwritten public offering of Common Equity Securities as to which the Company expects to receive net proceeds of at least $20 million (after deducting all costs, discounts, commissions and other expenses of the offering), or (b) has initiated bona fide discussions with underwriters in preparation for a public offering of its securities as to which it expects to receive net proceeds of at least $20 million

(after deducting all costs, discounts, commissions and other expenses of the offering) and in each case its underwriters reasonably believe (as evidenced by a letter to the Company) that such public offering would be materially adversely affected by the Demand Registration so requested; provided, however, that the Company may postpone the filing of a registration statement in connection with a Demand Registration under this clause (l) no longer than (a) 120 days after the effective date of the registration statement to be filed by the Company as stated in the Delay Notice, if such registration statement is filed within 45 days after the date of delivery of the Delay Notice and becomes effective within 90 days after the date of delivery of the Delay Notice, (b) 90 days after the date of delivery of the Delay Notice, if such registration statement is filed within 45 days after the date of delivery of the Delay Notice but does not become effective within such 90-day period, or (c) 45 days after the date of delivery of the Delay Notice, if such registration statement is not filed within 45 days after the date of delivery of the Delay Notice; and provided further, that the Company may exercise the rights in this clause (1) no more than once in any 24-month period and any of such periods in (a) and (b) above may be extended to up to 180 days after the effective date of the registration statement to be filed by the Company as stated in the Delay Notice if so required by the underwriters; or

(2)                       is in possession of material information that it reasonably deems advisable not to disclose in a registration statement; provided, however, that the Company may postpone the filing of a registration statement in connection with a Demand Registration under this clause (2) only for so long as such information continues to be material and non-public, but in no event longer than 90 days after the Demand Request or for more than an aggregate of 90 days during any 18-month period;

3.3.3            the Company has previously effected six Demand Registrations pursuant to this Section 3, which have been declared or ordered effective by the Commission;

3.3.4            the Company determines, in good faith and after consultation with the Sponsor Holders making the Demand Request, that the Qualified Registrable Securities proposed to be registered in the Demand Request are not expected to have an aggregate offering price of at least the Requisite Amount; or

3.3.5            the Company promptly delivers written notice (“Prior Registration Notice”) to the Sponsor Holders making the Demand Request and any Holder who has requested to be included in such demand registration that it has filed and is using reasonable best efforts to have declared effective, or at the time of receipt of the Demand Request is required to file, or has delivered a Piggyback Notice under Section 2.1 with respect to, a registration statement pursuant to (1) demand registration rights granted to any person or entity (other than pursuant to this Section 3) or (2) Section 2 (“Prior Registration Rights”); provided, however, that the Company may postpone the filing of a registration statement pursuant to a Demand Request for a period of no longer than (1) 120 days after the effective date of the registration statement filed pursuant to the Prior Registration Rights, if such registration statement was filed before the date of delivery of the Prior Registration Notice or within 45 days thereafter and, in either case, becomes effective within 90 days after the date of delivery of the Prior Registration Notice; (2) 90 days after the date of delivery of the Prior Registration Notice, if such registration statement was filed before the date of delivery of the Prior Registration Notice or within 45 days thereafter but, in either case, does not become effective within such 90-day period; or (3) 45 days after the date of delivery of the Prior Registration Notice, if such registration statement was not filed before the date of delivery of the Prior Registration Notice and is not filed within 45 days thereafter; provided, however, that any of such periods in (1) and (2) above may be extended to up to 180 days after the effective date of the registration statement to be filed by the Company as stated in the Delay Notice if so required by the underwriters.

3.4                     Priority on Demand Registrations. If the Demand Registration is an underwritten offering and the managing underwriter thereof advises the Company in writing that, in its opinion, the number of shares of Qualified Registrable Securities and other securities of the Company requested to be included in such offering exceeds the number that can be sold in such offering without materially affecting the offering price of any such securities, the Company shall include in such registration (1) first, the Qualified Registrable Securities requested by the Holders to be included in the Demand Registration pursuant to Sections 3.1 and 3.2, pro rata among such Holders on the basis of the total number of Qualified Registrable Securities then held by such Holders requesting to be included in such Demand Registration; and (2) second, to the extent that such securities of the Company may be included in such Demand Registration without materially affecting the offering price of the Qualified Registrable Securities in the opinion of such managing underwriter, (a) any other securities of the Company held by persons having rights to participate in such Demand Registration that are non-preferential to the Holders in accordance with their agreements with respect thereto and (b) securities of the Company to be issued or sold by the Company.

3.5                     Selection of Underwriters. If any Demand Registration is an underwritten offering, the Holders of the majority of Qualified Registrable Securities to be included in such Demand Registration shall have the sole right to select, after consultation with the Company, the managing underwriter or underwriters thereof, at least one of which shall be of nationally recognized standing.

3.6                     Clean-Up Demand. If, after an aggregate of six Demand Registrations in compliance with this Section 3 have become effective, any Holder shall not have sold all of its Qualified Registrable Securities due to proration with other registration participants, then the Holders, acting by the Required Voting Percentage, shall be entitled to one additional Demand Request in which the Holders then holding Qualified Registrable Securities shall not be subject to proration with any other holders of securities of the Company entitled to participate in such registration; provided, however, that each such Holder shall be subject to proration on the basis of the number of shares of Qualified Registrable Securities then held by such Holder requesting to be included therein compared to the total number of shares of Qualified Registrable Securities then held by all such Holders of Qualified Registrable Securities requesting to be included therein. In the event a Demand Request is made in accordance with this Section 3.6, the Holders shall be deemed to be Sponsor Holders solely for the purposes effecting such Demand Request pursuant to this Section 3.6.

3.7                     Form. A Demand Registration shall be on such appropriate registration form of the Commission for the disposition of the Qualified Registrable Securities in an underwritten public offering as may be used and selected by the Company. Except as provided in Section 4.4, a Demand Registration shall not be deemed to have been effected unless it has become effective; provided, however, that if, after a Demand Registration has become effective, the offering of Qualified Registrable Securities pursuant thereto is suspended, blocked by any stop order, injunction or other order of the Commission or any other governmental agency or court, or withdrawn (except a Demand Registration withdrawn under Section 4.4), such Demand Registration will be deemed not to have been effected for purposes of Section 3.3.3.

4.                          Registration Procedures. If and when the Company is required by this Agreement to use its reasonable best efforts to effect the registration of any Qualified Registrable Securities:

4.1                     Company’s Actions. The Company shall, as soon as  reasonably practicable:

4.1.1            prepare and file with the Commission under the Securities Act a registration statement with respect to such Qualified Registrable Securities which shall state that the Qualified Registrable Securities are covered thereby, and use its reasonable best efforts to cause such registration statement to become effective and to remain effective as provided herein; provided, however, that the Company may discontinue any registration of Qualified Registrable Securities being effected pursuant to Section 2 at any time before the effective date of the registration statement relating thereto;

4.1.2            prepare and file with the Commission such amendments and supplements, if any, to such registration statement and the prospectus used in connection therewith as may be necessary to (1) keep such registration statement effective until the earlier of (a) 180 days after the effectiveness thereof and (b) the completion of the distribution under such registration statement, and (2) comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

4.1.3            furnish to each seller of such Qualified Registrable Securities and each underwriter (if any) such number of copies of such registration statement (including exhibits), each amendment and supplement thereto, the prospectus included in such registration statement or filed with the Commission (including each preliminary prospectus), and each amendment and supplement thereto as such seller and underwriter may reasonably request to facilitate the disposition of the Qualified Registrable Securities owned by such seller and covered by such registration statement;

4.1.4            use its reasonable best efforts to (1) register or qualify such Qualified Registrable Securities under the securities or “blue sky” laws of such jurisdictions as any seller of such Qualified Registrable Securities or the managing underwriter (if any) may reasonably request; (2) keep such registrations or qualifications in effect for so long as such registration statement is in effect; and (3) take any and all other reasonable actions that may be necessary or appropriate to enable each seller of Qualified Registrable Securities or other securities of the Company covered by such registration statement and each underwriter (if any) to consummate the disposition in such jurisdictions of the relevant Qualified Registrable Securities and other securities of the Company; provided, however, that the Company shall not be required to (a) qualify generally to transact business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify but for the requirements of this

Section 4.1; (b) subject itself to taxation in any such jurisdiction; (c) consent to general service of process in any such jurisdiction; or (d) register or qualify Qualified Registrable Securities or take any other action under the securities or blue sky laws of any jurisdiction if, in the judgment of the Board of Directors of the Company, the consequences of such registration, qualification or other action would be unduly burdensome to the Company;

4.1.5            (1) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, notify each seller of Qualified Registrable Securities covered by a registration statement when the Company becomes aware of the occurrence of any event as a result of which the prospectus (as then amended or supplemented) contains any untrue statement of a material fact or omits any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (2) at the request of any such seller, as promptly as practicable thereafter, prepare in sufficient quantities and furnish to such seller and each underwriter (if any) a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the offerees or purchasers of such Qualified Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading;

4.1.6            comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

4.1.7            use its reasonable best efforts to cause all such Qualified Registrable Securities covered by such registration statement to be listed on any securities exchange, if any, on which similar securities of the Company are then listed, if the listing of such Qualified Registrable Securities is then permitted under the rules of such exchange;

4.1.8            enter into customary agreements relating to the registration, including an underwriting agreement in customary form;

4.1.9            subject to the execution of confidentiality agreements, in form and substance satisfactory to the Company, (1) make reasonably available for inspection by any seller of such Qualified Registrable Securities, any underwriter (if any), the Representative Counsel (as defined herein), and any legal counsel, accountant or other agent retained by any such underwriter or Representative Counsel, all financial and other records, relevant corporate documents, and properties of the Company, and (2) cause the Company’s directors, officers, employees, counsel and independent public accountants to supply all information reasonably requested by, and to respond to inquiries from, any such seller, underwriter, Representative Counsel, legal counsel, attorney, accountant or agent in connection with such registration statement, in each instance to the extent that such information is reasonably necessary to satisfy any of its obligations under applicable law;

4.1.10      use its reasonable best efforts to obtain an appropriate opinion from counsel for the Company and a “cold comfort” letter from the Company’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions of counsel and cold comfort letters in similar registrations; provided, however, that the failure to obtain such opinion or letter, or the provision of any such opinion or letter in a form not satisfactory to any seller whose Qualified Registrable Securities are covered by such registration statement, notwithstanding the Company’s reasonable best efforts, shall not give rise to any action, at law or in equity, for damages or injunctive or other relief, but rather shall only entitle such seller to withdraw his Qualified Registrable Securities from such registration statement pursuant to Section 4.4;

4.1.11      provide (1) each Holder of such Qualified Registrable Securities, (2) each underwriter (which, for purposes of this Agreement, shall include any person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the securities being sold, (3) counsel for such underwriters, and (4) the Representative Counsel the opportunity to participate in the preparation of such registration statement, each amendment or supplement thereto, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto;

4.1.12      promptly notify each selling Holder of Qualified Registrable Securities and each managing underwriter (if any) and, upon request by any such person, confirm such advice in writing, (1) when such registration statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective, (2) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceeding for such purpose, or (3) of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of such Qualified Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose;

4.1.13      use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto; and

4.1.14      notify each Holder of such Qualified Registrable Securities of any proposal by the Company to amend or waive any provision of this Agreement pursuant to Sections 11.2 and 11.10, respectively, and any amendment or waiver effected pursuant thereto, which notice shall contain the text of the amendment or waiver proposed or effected.

                       4.2                    Certain Agreements by Holders. Each Holder of Qualified Registrable Securities covered by a registration statement hereunder, (l) upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 4.1.5, shall forthwith discontinue such Holder’s disposition of Qualified Registrable Securities pursuant to the registration statement covering such Holder’s Qualified Registrable Securities until such Holder receives the copies of the supplemented or amended prospectus contemplated by Section 4.1.5, and (2) if so directed by the Company, shall deliver to the Company, at the Company’s expense, all copies (other than permanent file copies) then in such Holder’s possession of the prospectus covering such Qualified Registrable Securities that was in effect at the time of receipt of such notice. If the Company gives any such notice, the period mentioned in Section 4.1.2 shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each Holder of any such Qualified Registrable Securities covered has received the copies of the supplemented or amended prospectus contemplated by Section 4.1.5.

4.3                     Representative Counsel. In connection with the preparation and review pursuant to this Agreement of any registration statement, prospectus, or amendment or supplement thereto, the sellers (including the participating Holders, but excluding the Company) of a majority of the securities of the Company included in such registration shall choose legal counsel (“Representative Counsel”) who shall participate in the registration process on behalf of all of such sellers, coordinate requests by such sellers for information from the Company, and act as the liaison between such sellers or their individual counsel, accountants and agents and the Company.  The Company shall establish reasonable procedures for the selection of the Representative Counsel.

4.4                     Withdrawal. If any Holder participating in a registration hereunder disapproves of the terms of any offering, the sole remedy of such Holder shall be, in its discretion, to withdraw such Holder’s Qualified Registrable Securities and other securities of the Company therefrom by giving written notice to the Company and any managing underwriter (if any). The Holder’s Qualified Registrable Securities and other securities of the Company so withdrawn from the offering also shall be withdrawn from registration. If the Holders participating in such registration withdraw all Qualified Registrable Securities from the offering, the Company may withdraw the registration, and if such registration was commenced pursuant to a Demand Request, such registration shall nevertheless be counted as a Demand Registration effected hereunder; provided, however, that such registration shall not be so counted if (1) a majority of the Holders participating therein withdraw all Qualified Registrable Securities from the offering solely as a result of the circumstances described in Section 4.1.10, or (2) the Company or the managing underwriter advises the participating Holders, or makes a public announcement, that there has been a material adverse change in the condition, business or prospects of the Company.

4.5                     Information.     Upon written request by the Company, each seller of Qualified Registrable Securities or other securities of the Company pursuant to a registration hereunder shall furnish the Company with information regarding such seller and the intended distribution of such seller’s Qualified Registrable Securities or other securities of the Company included in such registration for the purpose of preparing the registration statement, to the extent that such information is required to comply with applicable legal requirements. If any such registration statement refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (1) the insertion therein of language, in form and substance satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (2) the deletion of such reference to such Holder if, in the judgment of the Company, as advised by counsel, such reference is not required by the Securities Act or any similar federal statute or any state securities of blue sky law then in effect.

5.                            Registration Expenses.

5.1                     Responsibility for Payment. Regardless of whether any registration pursuant to this Agreement becomes effective, all expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration statement filing fees, National Association of Securities Dealers’ fees, fees and expenses of compliance with state securities or blue sky laws, printing and engraving expenses and fees, and disbursements of counsel for the Company, the Representative Counsel and the independent certified public accountants for the Company, underwriters (if any) (excluding the discounts, commissions and transfer taxes with respect thereto and the amounts to be paid by such underwriters) and other persons retained by the Company shall be paid by the Company; provided, however, that each seller of Qualified Registrable Securities or other securities of the Company shall pay any underwriting discounts and selling commissions and transfer taxes applicable to the Qualified Registrable Securities or other securities of the Company sold by such seller as aforesaid.

6.                            Indemnification.

6.1                     Indemnification by the Company. The Company shall indemnify and hold harmless, with respect to any registration statement filed by it, to the fullest extent permitted by law, each Holder who is a seller of Qualified Registrable Securities covered by such registration statement, its officers, directors, employees, agents and general or limited partners (and the directors, officers, employees and agents thereof), and each other person, partnership, trust, corporation, joint venture, unincorporated organization or government or any department or agency thereof (“Person”), if any, who controls such Holder within the meaning of the Securities Act (collectively, “Holder Indemnified Parties”) against all losses, claims, damages, liabilities and expenses, joint or several (including reasonable fees of counsel and any amounts paid in settlement effected with the Company’s consent, which consent shall not be unreasonably withheld), to which any such Holder Indemnified Party may become subject under the Securities Act, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) are caused by (1) any untrue statement or alleged untrue statement of a material fact contained in any registration statement in which such Qualified Registrable Securities were included as contemplated hereby or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or amended or supplemented prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (3) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action of or inaction by the Company in connection with any such registration; and in each such case, the Company shall reimburse each such Holder Indemnified

Party for any reasonable legal or any other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, expense, action or proceeding; provided, however, that the Company shall not be liable to any such Holder Indemnified Party in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment thereof or supplement thereto or in any such preliminary, final or amended or supplemented prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder Indemnified Party relating to such Holder Indemnified Party expressly for use in the preparation thereof; and provided further, that the Company shall not be liable to any such Holder Indemnified Party with respect to any preliminary prospectus to the extent that any such loss, claim, damage, liability or expense of such Holder Indemnified Party results from the fact that such Holder Indemnified Party sold Qualified Registrable Securities to a person to whom there was not sent or given, at or before the written confirmation of such sale, a copy of the prospectus (excluding documents incorporated by reference) or of the prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company has previously furnished copies thereof to such Holder Indemnified Party in compliance with Section 4 and the loss, claim, damage, liability or expense of such Holder Indemnified Party results from an untrue statement or omission of a material fact contained in such preliminary prospectus which was corrected in the prospectus (or the prospectus as amended or supplemented). Such indemnity and reimbursement of expenses obligations shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of such securities by such Holder.

6.2                     Indemnification by Holders. Each Holder of Qualified Registrable Securities participating in any registration hereunder shall indemnify and hold harmless, to the fullest extent permitted by law, the Company, each other Holder of Qualified Registrable Securities participating in such registration, and their respective directors, officers, employees and agents, and each Person who controls the Company or each such other Holder (within the meaning of the Securities Act) (collectively, “Company Indemnified Parties”) against all losses, claims, damages, liabilities and expenses, joint or several (including reasonable fees of counsel and any amounts paid in settlement effected with such indemnifying Holder’s consent, which consent shall not be unreasonably withheld), to which any Company Indemnified Party may become subject under the Securities Act, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) are caused by (1) any untrue statement or alleged untrue statement of a material fact contained in any registration statement in which such Holder’s Qualified Registrable Securities were included or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or amended or supplemented prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, in the cases described in clauses (1) and (2), that such untrue statement or omission is contained in any information furnished in writing by such Holder relating to such Holder expressly for use in connection with such registration and if the Company does not know, at the time such information is included in the registration statement, prospectus, preliminary prospectus, amendment or supplement, that such information is false or misleading, (3) any violation by such Holder of any federal, state or common law, rule or regulation applicable to such Holder and relating to action of or inaction by such Holder in connection with any such registration, and (4) with respect to any preliminary prospectus, the fact that such Holder sold Qualified Registrable Securities to a person to whom there was not sent or given, at or before the written confirmation of such sale, a copy of the prospectus (excluding documents incorporated by reference) or of the prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company has previously furnished copies thereof to such Holder in compliance with Section 4 and the loss, claim, damage, liability or expense of such Company Indemnified Party results from an untrue statement or omission of a material fact contained in such preliminary prospectus which was corrected in the prospectus (or the prospectus as amended or supplemented). The aggregate amount which any such Holder shall be required to pay pursuant to this Section 6.2 shall be limited to the dollar amount of proceeds received by such Holder upon the sale of the Qualified Registrable Securities and other securities of the Company (after deducting any underwriting commissions, discounts and transfer taxes applicable thereto) pursuant to the registration statement giving rise to such claim. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Company Indemnified Parties (except as provided above) and shall survive the transfer of such securities by such Holder.

6.3                     Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under Section 6.1 or 6.2 of written notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing with respect to which a claim for indemnification may be made pursuant to this Section 6, such indemnified party shall, if a claim in respect thereto is to be made against an indemnifying party, give written notice to the indemnifying party of the threat or commencement thereof; provided, however, that the failure so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action referred to under Section 6.1 or 6.2 is brought against any indemnified party and it then notifies the indemnifying party of the threat or commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of its election to assume the defense of any such claim or action, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses of counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless the indemnifying party has failed to assume the defense of such claim or action or to employ counsel reasonably satisfactory to such indemnified party. The indemnifying party shall not be required to indemnify the indemnified party with respect to any amounts paid in settlement of any action, proceeding or investigation entered into without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. No indemnifying party shall consent to the entry of any judgment or enter into any settlement without the consent of the indemnified party unless (1) such judgment or settlement does not impose any obligation or liability upon the indemnified party other than the execution, delivery or approval thereof, and (2) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a full release and discharge from all liability in respect of such claim for all persons that may be entitled to or obligated to provide indemnification or contribution under this Section 6.

6.4                     Additional Indemnification. Indemnification similar to that specified in the preceding subsections of this Section 6 (with appropriate modifications) shall be given by the Company and each seller of Qualified Registrable Securities with respect to any required registration or qualification of securities under any state securities or blue sky laws.

6.5                     Contribution. If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under Section 6.1 or 6.2, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to in Section 6.1 or 6.2 in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements, omissions, actions or inactions which resulted in such losses, claims, damages, liabilities or expenses. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party, any action or inaction by any such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission, action or inaction. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) pursuant to this Section 6.5 shall be deemed to include any reasonable legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim (which shall be limited as provided in Section 6.3 if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this Section 6.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this Section 6.5 of written notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing with respect to which a claim for contribution may be made against an indemnifying party under this Section 6.5, such indemnified party shall, if a claim for contribution in respect thereto is to be made against an indemnifying party, give written notice to the indemnifying party in writing of the commencement thereof (if the notice specified in Section 6.3 has not been given with respect to such action); provided, however, that the failure to so notify the indemnifying party shall not relieve it from any obligation to provide contribution which it may have to any indemnified party under this Section 6.5 except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. Notwithstanding anything in this Section 6.5 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 6.5 to contribute any amount which exceeds the amount by which the dollar amount of the proceeds received by such indemnifying party from the sale of Qualified Registrable Securities and other securities of the Company (after deducting any underwriting commissions, discounts and transfer taxes applicable thereto) in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified parties relate exceeds the amount of any losses, claims, damages, liabilities and expenses which such indemnifying party has otherwise been required to pay as indemnity or contribution hereunder by reason of such losses, claims, damages, liabilities or expenses.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Sections 6.1 and 6.2, without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 6.5. The provisions of this Section 6.5 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party, and shall survive the transfer of securities by any such party.

6.6                     Indemnification and Contribution of Underwriters. In connection with any underwritten offering contemplated by this Agreement which includes Qualified Registrable Securities, the Company and all sellers of Qualified Registrable Securities included in any registration statement shall agree to customary provisions for indemnification and contribution (consistent with the other provisions of this Section 6) in respect of losses, claims, damages, liabilities and expenses of the underwriters of such offering.

7.                          Participation in Underwritten Registrations. In the case of any registration under Section 3, if the majority of the Sponsor Holders of the Qualified Registrable Securities to be included therein who made the Demand Request or the Company determine to enter into an underwriting agreement in connection therewith, or in the case of a registration under Section 2, if the Company determines to enter into an underwriting agreement in connection therewith, (1) all shares of Qualified Registrable Securities or other securities of the Company to be included in such registration shall be subject to such underwriting agreement, which shall be in customary form and contain such terms as are customarily contained in such agreements, and (2) no person may participate in any such registration unless such person (a) agrees to sell such person’s securities on the basis provided in such underwriting arrangement and (b) completes and executes all questionnaires, powers-of-attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8.                          Rights to Withdraw From Registration. If as a result of the proration provisions of Sections 2.2 and 3.4, any Holder is not entitled to include all of such Holder’s Qualified Registrable Securities in a registration that such Holder has requested to be included, then after the delivery to such Holder of notice thereof from the Company, such Holder may elect to withdraw his request to include such Holder’s Qualified Registrable Securities in such registration (“Withdrawal Election”); provided, however, that a Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, a Holder shall no longer have any right to include such Holder’s Qualified Registrable Securities in the registration as to which such Withdrawal Election was made. If as a result of Withdrawal Elections (but after the Company has included in such registration in place of such withdrawn Qualified Registrable Securities such additional Qualified Registrable Securities or other securities of the Company to be sold by the Company or held by other Holders or other sellers whose Qualified Registrable Securities or other securities of the Company were excluded as a result of the proration provisions of Sections 2 and 3), less than the Requisite Amount of Qualified Registrable Securities and other securities of the Company are requested to be included in a registration, the Company, in its sole discretion, may give written notice to all Holders who have requested that such Holders’ Qualified Registrable Securities be included in a registration and who have not made a Withdrawal Election that the Company has determined not to proceed with such registration and, thereupon, shall be relieved of its obligation to register any Qualified Registrable Securities in connection with such abandoned registration (without prejudice, however, to the Holders’ rights to have Qualified Registrable Securities registered pursuant to Section 2 and the Holders’ rights to have Qualified Registrable Securities registered pursuant to Section 3 in the future). Any such abandoned registration shall not be counted as a Demand Registration for purposes of Section 3.

9.                          Limitations on Sale or Distribution of Other Securities.  If requested in writing by (1) the Company or (2) the managing underwriter (if any) of (a) a registration in connection with the Initial Public Offering or (b) any underwritten registration contemplated by Section 2 or 3 declared effective after the completion of the Initial Public Offering (“Subsequent Registration”), each Holder hereby agrees not to effect any public offering, sale or distribution (including any sale pursuant to Rule 144 under the Securities Act) of any Qualified Registrable Securities or any other Common Equity Securities or any other security of the Company (other than as part of such underwritten public offering) within (i) 90 days after the effective date of a registration statement filed in connection with the Initial Public Offering (or up to 180 days if required by the underwriters), and (ii) 45 days after the effective date of the Subsequent Registration (or up to 90 days if required by the underwriters). The Company, in its sole discretion, may waive, as to any one or more Holders, the restrictions contained in this Section 9 as they apply to a Subsequent Registration.

10.                    Termination.  This Agreement and all rights and obligations of the parties hereto under this Agreement shall terminate upon the earlier of (1) the written agreement of the Holders of at least 90% of the Shares Subject to this Agreement; provided that for so long as the Stockholders Agreement is in effect, the Voting Representative (as defined therein) for each Designated Holder Group (as defined therein) shall be exclusively authorized to act on behalf of and as directed by each Holder included in such Designated Holder Group for such purpose and (2) when all outstanding Qualified Registrable Securities may be sold under Rule 144 or another similar exemption in any three month period; provided, however, that the indemnification and contribution rights and obligations shall not terminate and shall survive forever.

11.                    Miscellaneous Provisions.

11.1               Subsequent Holders; After-Acquired Qualified Registrable Securities.

11.1.1      The Company anticipates that there will be additional issuances of Qualified Registrable Securities. Any purchaser of Qualified Registrable Securities from the

Company may become, upon the written consent of at least the Required Voting Percentage at the time thereof, a party to this Agreement by executing (and causing such purchaser’s spouse, if any, to execute) a counterpart of the signature page of this Agreement, such signature(s) being evidence of such purchaser’s (and such spouse’s) agreement to be bound by all of the provisions of this Agreement. Once such purchaser (and such spouse, if any) has executed this Agreement, the term “Holder” shall include such purchaser; the terms “Qualified Registrable Securities” and “Common Equity Securities” shall include the Qualified Registrable Securities and Common Equity Securities then held by such purchaser.

11.1.2      The terms “Qualified Registrable Securities” and “Common Equity Securities” also shall include any Common Equity Securities acquired by any Holder after the Effective Date so long as such Holder (and such Holder’s spouse, if any) has executed a counterpart of this Agreement.

11.1.3      Each Holder may assign its rights hereunder in connection with any transfer of its Qualified Registrable Securities to a Permitted Transferee. To enjoy the benefits of this Agreement, any such Permitted Transferee must become (1) a record holder of such Qualified Registrable Securities and (2) a party hereto within 60 days after such transfer (unless waived in writing by the Company) by executing (and causing such transferee’s spouse, if any, to execute) a counterpart of this Agreement and delivering such executed counterpart to the Company. Any such Permitted Transferee who meets such conditions shall become, for the purposes hereof, a “Holder.”

11.1.4      Notwithstanding the foregoing, no rights hereunder shall inure to the benefit of, or be exercisable by, any transferee or assignee acquiring Qualified Registrable Securities in a public sale or public distribution.

11.2               Changes in Outstanding Securities.  The provisions of this Agreement regarding Common Equity Securities, Qualified Registrable Securities and Requisite Amount shall apply to securities of the Company or any successor or assignee of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, or by reason of any share issuance, share dividend, share split, reverse share split, combination, recapitalization, reclassification, merger, amalgamation, consolidation or otherwise. Upon the occurrence of any of such events, the definitions of Common Equity Securities, Qualified Registrable Securities and Requisite Amount shall be appropriately modified by the Board of Directors of the Company.

11.3               Exchange Act Registration.  If the Company files a registration statement pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or a registration statement pursuant to the Securities Act in respect of any Common Equity Securities, the Company shall timely file the reports required to be filed by it under the Exchange Act and the Securities Act (including, without limitation, the reports under Sections 13 and 15(d) of the Exchange Act referred to in Rule 144(c)(l) under the Securities Act), and shall take such further action as any Holder of Qualified Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Qualified Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act; provided, however, that the Company, upon approval of the Required Voting Percentage and five days’ prior written notice to each Holder, may withdraw any such registration at any time that it is permitted to do so under the Exchange Act. Upon the request of any Holder of Qualified Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with the requirements of this Section 11.3.

11.4               Spouse.  Each individual Holder, if any, shall cause his or her spouse (and any subsequent spouse) to execute and deliver, upon the request of the Company, a counterpart of this Agreement. The spouses of individual Holders, by their execution of this Agreement, (1) evidence that they are fully aware of, understand and fully consent and agree to the provisions of this Agreement and its binding effect upon any community property or similar marital property interests in the Qualified Registrable Securities or other securities of the Company they may now or hereafter own, and (2) agree that the termination of their marital relationship with any individual Holder for any reason shall not have the effect of removing any Qualified Registrable Securities or other securities of the Company otherwise subject to this Agreement from the coverage hereof.

11.5               Employee Matters.  Each Holder, if an employee of the Company or any of its subsidiaries, acknowledges and agrees that neither the acquisition of securities of the Company by such Holder nor the execution of this Agreement by the Company or such Holder creates any obligation whatsoever by the Company or any of its subsidiaries to continue such Holder’s employment or otherwise affects the Company’s right to terminate such Holder’s employment at will, with or without cause in the sole discretion of the Company or any of its subsidiaries which is an employer of such Holder.

11.6               Inspection.  For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all of the Holders of Qualified Registrable Securities shall be made available for inspection and copying on any business day by any Holder of Qualified Registrable Securities at the offices of the Company at the address thereof set forth in Section 11.8.

11.7               Conflict with Other Agreements.  If any provision of this Agreement conflicts with any registration rights provision of any other agreement to which the Company is or may become a party, the registration rights provision of this Agreement shall control to the extent of such conflict.  At any time prior to the termination of this Agreement pursuant to Section 10, the Company shall not grant additional registration rights without obtaining the written consent of at least the Required Voting Percentage at the time thereof.

11.8               Notices and Other Communications.  All notices, requests and other communications required or permitted to be given to the Company or any Holder in connection herewith (1) must be in writing and (2) may be served either by (a) depositing the same in the United States mail, full postage prepaid, certified or registered with return receipt requested, (b) delivering the same by a nationally recognized air courier service requiring acknowledgment of delivery, full delivery cost paid, (c) delivering the same in person, or (d) sending a telecopy of the same (confirmed by appropriate answerback), confirmed with a copy thereof delivered either by mail or air courier service or in person as provided herein. Any such notice, request or other communication shall be effective only if and when it is received by the addressee; provided that notice received by telecopier other than during the recipient’s normal business hours will be effective at the beginning of the recipient’s next business day. For the purposes hereof, the addresses of the parties hereto are as follows: (1) the Company — Panolam Holdings Co., 20 Progress Drive, Shelton, Connecticut 06484, Attention: Chief Executive Officer; and (2) the Holders — the addresses shown on the stock transfer records of the Company. Any party hereto may change its address for the purposes hereof by giving written notice of such change of address to the Company in the manner provided herein.

11.9               Entire Agreement.  This Agreement constitutes the full understanding of the parties and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes all prior negotiations, understandings and agreements, whether written or oral, between the parties, their affiliates, and their respective principals, stockholders, directors, officers, employees, consultants and agents with respect thereto.

11.10         Amendments and Waivers.  Except as otherwise provided herein, no alteration, modification, amendment, change or waiver of any provision of this Agreement shall be effective or binding on any party hereto unless the same is in writing and is executed by the Company and the Holders of at least the Required Voting Percentage at the time thereof; provided, however, that (1) any change to Section 10 or this Section 11.10 shall require the written agreement of the Holders of at least 90% of the Shares Subject to this Agreement; provided that so long as the Stockholders Agreement is in effect, the Voting Representative (as defined therein) for each Designated Holder Group (as defined therein) shall be exclusively authorized to act on behalf of and as directed by each Holder included in such Designated Holder Group for such purpose; (2) the Company may amend this Agreement without the consent of any Holder to cure any ambiguity or to cure, correct or supplement any defective provision contained herein; and (3) in no event shall an amendment adversely, or in a manner different from any other Holder, affect such Holder’s rights and obligations without such Holder’s prior written consent.

11.11         Modification and Severability.  If a court of competent jurisdiction declares that any provision of this Agreement is illegal, invalid or unenforceable, then such provision shall be modified automatically to the extent necessary to make such provision fully legal, valid or enforceable. If such court does not modify any such provision as contemplated herein, but instead declares it to be wholly illegal, invalid or unenforceable, then such provision shall be severed from this Agreement, this Agreement and the rights and obligations of the parties hereto shall be construed as if this Agreement did not contain such severed provision, and this Agreement otherwise shall remain in full force and effect.

11.12         Enforceability.  This Agreement shall be enforceable by and against the Company, the Holders and their respective spouses, guardians, heirs, legatees, executors, legal representatives, administrators, and permitted successors and assignees.

11.13         No Third-Party Beneficiaries.  No person or entity not a party to this Agreement (other than any person that may become a Holder Indemnified Party pursuant to Section 6.1) shall have rights under this Agreement as a third-party beneficiary or otherwise.

11.14         Remedies.  Each party hereto acknowledges that in the event of any breach of this Agreement by such party, the other parties hereto (1) would be irreparably and immediately harmed by such breach, (2) could not be made whole by monetary damages, and (3) shall be entitled to temporary and permanent injunctions (or their functional equivalents) to prevent any such breach and/or to compel specific performance with this Agreement, in addition to all other remedies to which such parties may be entitled at law or in equity (in each case, without posting a bond or other security).   The remedies of each party hereto under this Agreement shall be cumulative of each other and of the remedies available at law or in equity. Any party’s full or partial exercise of any such remedy shall not preclude any subsequent exercise by such party of the same or any other remedy.

11.15         Governing Law.  This Agreement shall be governed by, construed under, and enforced in accordance with the laws of the State of Delaware without reference to the conflict-of-laws provisions thereof.

11.16         Multiple Counterparts.  This Agreement may be executed by the parties hereto in multiple counterparts, each of which shall be deemed an original for all purposes, and all of which together shall constitute one and the same instrument.

11.17         Limited Liability.  Notwithstanding any provision hereof, none of the obligations of any party hereto or any of their respective affiliates that is an entity under this Agreement shall be an obligation of any stockholder, officer, director, member, limited partner or general partner of any of the foregoing entities. Any liability or obligation of any party hereto arising out of this Agreement shall be limited to and satisfied only out of the assets of such party.

11.18         Termination of Purchase Agreement.  This Agreement shall be effective on the Effective Date.  If the Purchase Agreement is terminated prior to the closing of the Acquisition, this Agreement shall terminate and be of no further force or effect.

This Agreement is executed and delivered by the parties hereto and their respective spouses (if any) on the dates indicated below to be effective as of the Effective Date.

COMPANY:

PANOLAM HOLDINGS CO.

By:	/s/ Robert J. Muller, Jr.
Name:	Robert J. Muller, Jr.
Title:	Chief Executive Officer

Date of execution: September 30, 2005

[SIGNATURE PAGE TO PANOLAM REGISTRATION RIGHTS AGREEMENT]

HOLDERS

Name and Signature		Common Shares To Be Owned at the Effective Date	Date of Execution

Genstar Capital Partners IV, L.P.		Shares of	September 30, 2005
Common Stock
By: Genstar Capital IV, L.P., General Partner

By: Genstar IV GP LLC, General Partner

By:	/s/ Darren J. Gold
Name: Darren J. Gold
Title: Principal

Stargen IV, L.P.		Shares of	September 30, 2005
Common Stock
By: Genstar Capital IV, L.P., General Partner

By: Genstar IV GP LLC, General Partner

By:	/s/ Darren J. Gold
Name: Darren J. Gold
Title: Principal

[SIGNATURE PAGE TO PANOLAM REGISTRATION RIGHTS AGREEMENT]

Sterling Group Partners II, L.P.		Shares of	September , 2005
Common Stock
By:	Sterling Group Partners II GP, L.P.,
General Partner

By:	Sterling Group Investments, L.L.C
General Partner

By:	/s/ John D. Hawkins
Name: John D. Hawkins
Title: Authorized Manager

Sterling Group Partners II (Parallel), L.P.		Shares of	September , 2005
Common Stock
By:	Sterling Group Partners II GP, L.P.,
General Partner

By:	Sterling Group Investments, L.L.C.,
General Partner

By:	/s/ John D. Hawkins
Name: John D. Hawkins
Title: Authorized Manager

[SIGNATURE PAGE TO PANOLAM REGISTRATION RIGHTS AGREEMENT]

Dwight Investments, LP

By:	/s/ Herbert M. Dwight
Name: Herbert M. Dwight
Address:	1313 West Dry Creek Road
Healdsburg, California 95448

SPOUSE:

By:
Name:

[SIGNATURE PAGE TO PANOLAM REGISTRATION RIGHTS AGREEMENT]

By:	/s/ John W. Salisbury, Jr.
Name: John W. Salisbury, Jr.
Address:	128 Palo de Oro Drive
Islamorada, FL 33036

SPOUSE:
By:
Name:

[SIGNATURE PAGE TO PANOLAM REGISTRATION RIGHTS AGREEMENT]

By:	/s/ Thomas C. Hunt
Name: Thomas C. Hunt
Address:	771 W. Ferry Street
Buffalo, NY 14222

SPOUSE:
By:
Name:

[SIGNATURE PAGE TO PANOLAM REGISTRATION RIGHTS AGREEMENT]

By:	/s/ Lee Hess
Name: Lee Hess
Address:	324 N. Drexel Ave.
Bexley, OH 43209

SPOUSE:
By:
Name:

[SIGNATURE PAGE TO PANOLAM REGISTRATION RIGHTS AGREEMENT]

By:	/s/ Michael L. Hunt
Name:	Michael L. Hunt
Address:	58 Cornertown Road
Chambersburg, PA 17201

SPOUSE:

By:
Name:

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By:	/s/ Reymond Kent Wallace
Name:	Reymond Kent Wallace
Address:	Eight Greenway Plaza, Suite 702
Houston, TX 77046

SPOUSE:

By:	/s/ Mollie Phelan Wallace
Name:	Mollie Phelan Wallace

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By:	/s/ Robert J. Muller, Jr.
Name:	Robert J. Muller, Jr.
Address:	52 Crosswicks Ridge Road
Wilton, CT 06897

SPOUSE:

By:	/s/ Mary E. Muller
Name:	Mary E. Muller

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By:	/s/ Stephen C. Feuring
Name:	Stephen C. Feuring
Address:	21 Post Falls Lane
Hamden, CT 06518

SPOUSE:

By:	/s/ Deborah E. Feuring
Name:	Deborah E. Feuring

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By:	/s/ Jeffrey M. Muller
Name:	Jeffrey M. Muller
Address:	16 Baldwin Hill Road
Litchfield, CT 06759

SPOUSE:

By:	/s/ Melissa A. Muller
Name:	Melissa A. Muller

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By:	/s/ Richard Stoll
Name:	Richard Stoll
Address:	45 Riverside Drive
Milford, CT 06461-3917

SPOUSE:

By:	/s/ Karen L. Stoll
Name:	Karen L. Stoll

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